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                                 EXHIBIT 99.12
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                           KANA COMMUNICATIONS, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

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
SECTION 1:             Action                                                     Complete Sections:
                       ----------------------------------------                   --------------------------------------------------
ACTION                 [ ]      New Enrollment                                    2, 3, 7 and sign attached Stock Purchase Agreement
                       [ ]      Change Payroll Deduction                          2, 4, 7
                       [ ]      Terminate Payroll Deductions                      2, 5, 7
                       [ ]      Leave of Absence                                  2, 6, 7

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SECTION 2:             Name
                       ------------------------------------------------------------------------------------------------------------
PERSONNEL DATA                             Last                              First             MI                    Dept.
                       Home Address
                                   ------------------------------------------------------------------------------------------------
                                                                       Street

                                   ------------------------------------------------------------------------------------------------
                                                        City                            State                   Zip Code

                       Social Security #  [ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]
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SECTION 3:             Effective with the Purchase               Payroll Deduction Amount:  __________ % of cash earnings*
                       Interval Beginning:
NEW ENROLLMENT         [ ]      May 1, ______                    * Must be a multiple of 1% up to a maximum of 15% of cash earnings
                       [ ]      November 1, ______
                       [ ]      Initial Offering Period
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SECTION 4:             Effective with the                                I authorize the following new level of payroll deduction:
                       Pay Period Beginning:                             ______________% of cash earnings*

                                            ---------------------------
CHANGE                                           Month, Day and Year     * Must be a multiple of 1% up to a maximum of 15% of cash
PAYROLL                                                                  earnings
DEDUCTIONS

                           NOTE:       You may reduce your rate of payroll deductions once per 6-month purchase interval to become
                           -----       effective as soon as possible following the filing of this change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (first business day of May or November).
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SECTION 5:             Effective with the                                Your election to terminate your payroll deductions for the
                       Pay Period Beginning:                             balance of the offering period cannot be changed, and you
TERMINATE                                   ---------------------------  may not rejoin the offering period at a later date. You
PAYROLL                                         Month, Day and Year      will not be able to resume participation in the ESPP until
DEDUCTIONS                                                               the start of a new two-year offering period.

                       In connection with my voluntary termination of payroll deductions, I elect the following action regarding my
                       ESPP payroll deductions to date in the current six (6)-month purchase interval:

                       [ ]      Purchase shares of Kana Communications, Inc. at end of the interval

                                                                             OR

                       [ ]      Refund ESPP payroll deductions collected

                       NOTE:       If your employment terminates for any reason or your eligibility status changes (less than 20
                       -----       hrs/week or less than 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:             In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:
LEAVE OF
ABSENCE                [ ]   Purchase shares of Kana Communications, Inc. at end of the interval

                                                                OR

                       [ ]   Refund ESPP payroll deductions collected

                       NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.
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SECTION 7:

AUTHORIZATION           I hereby authorize the specific action or actions indicated above.


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                      Date                                                                     Signature of Employee
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